EXHIBIT 99
                                                   ----------

[UNITED COMPANIES LOGO]                       For More Information,
                                              Contact:

                                              Dale E. Redman
                                              Executive Vice President &
                                              Chief Financial Officer

                                              225-987-2385 or 800-234-8232

RELEASE DATE: March 4, 1999




     United Companies Receives Court Approval of Financing Agreement
                  with Greenwich Capital and The CIT Group

     BATON ROUGE, LA - United Companies Financial Corporation (NYSE:
UC) announced today that it has received approval from the U.S.
Bankruptcy Court of its previously announced financing commitments from Greenwich Capital Financial Products, Inc. and The CIT
Group/Business Credit, Inc.

     Under the terms of the agreements, the Company has available an interim aggregate of $225 million in debtor-in-possession financing which will provide working capital while the Company seeks to reorganize to operate in a whole loan sale environment. Greenwich Capital and The CIT Group will provide an interim secured warehouse facility of $150 million and Greenwich Capital has committed to an interim revolving flow-through purchase commitment of $75 million. The financing commitments will go up to $300 million under the warehouse facility and $200 million under the purchase facility upon satisfaction of certain conditions and final approval of the bankruptcy court at a hearing presently scheduled for March 18, 1999.

     United Companies Financial Corporation is a specialty finance company that provides consumer loan products nationwide through its lending subsidiary, UC Lending(R).

     The following is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release that are not historical facts are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the asset securitization industry and in performance of the financial markets, in the demand for and market acceptance of United Companies' products, and in general economic conditions, including interest rates; the presence of competitors with greater financial resources and the impact of competitive products and pricing; the effect of the Company's policies including the amount and rate of growth of Company expenses; the continued availability to the Company of adequate funding sources; actual prepayment rates and credit losses on loans sold as compared to prepayment rates and credit losses assumed by the Company at the time of sale for purposes of its gain on sale computations; the effect of changes in market interest rates on the spread between the coupon rates on loans sold and the rates on securities backed by such loans issued by the Company in securitization transactions and on the discount rate assumed by the Company in its gain on sale computations; timing of loan sales; the quality of the Company's owned and serviced loan portfolio including levels of delinquencies, customer bankruptcies and charge-offs; ratings; and various legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the on going risks and uncertainties, see Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Investment Considerations in the Company's Annual Report on Form 10-K for the year ending December 31, 1997, as well as other Company filings with the Securities and Exchange Commission.